Exhibit 99.1

Hanmi Financial Corporation Announces Resignation of Chung Hoon Youk as President &
CEO; Appoints Yong Ku Choe as Acting President

LOS ANGELES, Apr 30, 2003 (BUSINESS WIRE) — The Board of Directors of Hanmi Financial Corporation (“Hanmi”) (Nasdaq: HAFC) and its wholly owned subsidiary Hanmi Bank (“Hanmi Bank”) announced today that Chung Hoon Youk, President and Chief Executive Officer of Hanmi and Hanmi Bank, has resigned as President and Chief Executive Officer and as a director due to personal reasons effective May 6, 2003. Mr. Youk has served as Hanmi’s CEO since 1999, during which time Hanmi’s assets grew from $0.7 billion to over $1.5 billion.

The Board also announced that in accordance with the management succession plan, the Board appointed Yong Ku Choe as acting President effective May 6, 2003. Mr. Choe has been with Hanmi for 19 years, most recently serving as Hanmi’s Chief Financial Officer.

“The Board appreciates the dedication and achievements of Mr. Youk during his tenure at Hanmi and wishes him a great success in his new endeavor,” stated Chang Kyu Park, Chairman. “The Board also has great confidence in Mr. Choe’s management skills and believes he has both the banking expertise and knowledge of our institution to lead Hanmi forward while we complete the search for a new CEO,” continued Board Chairman Park. “We anticipate the search process, which is very important to the future of Hanmi, may take a number of months to complete.”

Mr. Choe stated, “I am honored to be asked to assume the responsibilities of acting President and will work hard for our customers, shareholders and staff. My primary focus, during my interim service, will be to continue Hanmi’s focus on generating growth in assets and profits.”

About Hanmi Financial Corporation

Headquartered in Los Angeles, Hanmi Bank, a wholly owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of Southern California, with 14 full-service offices in Los Angeles, Orange, San Diego and Santa Clara counties. Hanmi Bank specializes in commercial, SBA, trade finance and consumer lending, and is a recognized community leader. The Bank’s mission is to provide quality products and premier services to its customers and to maximize shareholder value.

Forward-Looking Statements

This release may contain forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statements. These factors include the following: difficulty in finding a suitable candidate to serve as permanent President of Hanmi and Hanmi

Bank; general economic and business conditions in those areas in which the Company operates; demographic changes; competition for loans and deposits; fluctuation in interest rates; risks of natural disasters related to the Company’s real estate portfolio; risks associated with SBA loans; changes in governmental regulation; credit quality; the availability of capital to fund the expansion of the Company’s business; and changes in securities markets. Hanmi sets forth certain rights in its reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

Hanmi Financial Corporation
Yong Ku Choe, CFO, 213/368-3200
Kate Yi, Investor Relations, 213/639-1767